                                                                    Exhibit (11)

                       [Dechert LLP LOGO]

September 28, 2006

Board of Trustees
ING Investors Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re: ING Investors Trust, on behalf of ING Mercury Large Cap Growth Portfolio

Ladies and Gentlemen:

We have acted as counsel to ING Investors Trust, a Massachusetts business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by ING Mercury Large Cap Growth Portfolio, a series of the Trust, of the assets of ING VP LargeCap Growth Portfolio, a series of ING Variable Products Trust, which are being registered on a Form N-14 Registration Statement (the "Registration Statement") filed by the Trust with the U.S. Securities and Exchange Commission. We note that as of the date of this opinion, the Board of Trustees of the Trust has authorized for issuance Service Class shares of ING Mercury Large Cap Growth Portfolio.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of beneficial interest of ING Mercury Large Cap Growth Portfolio being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust when issued in connection with the transfer of the assets of ING VP LargeCap Growth Portfolio pursuant to the terms of the Agreement and Plan of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert LLP